                                                                     Exhibit 5.1

                                Nixon Peabody LLP
                                 Clinton Square
                              Post Office Box 31051
                         Rochester, New York 14603-1051
                                 (585) 263-1000
                               Fax: (585) 263-1600

                               September 20, 2006

Home Properties, Inc.
850 Clinton Square
Rochester, New York  14604

Gentlemen:

     We have  acted as counsel  to Home  Properties,  Inc.  (the  "Company")  in connection  with  the  Registration  Statement  on Form S-3  filed  today by the
Company with the Securities and Exchange  Commission under the Securities Act of
1933,  as amended  (the  "Act"),  relating  to the  registration  of the sale of
1,085,291  shares  of common  stock,  par value  $0.01  per share  (the  "Common
Stock"),   by   certain   "Selling   Stockholders"   named  in  the   prospectus
("Prospectus")  forming a part of the  Registration  Statement.  This opinion is being  provided  to  you in  connection  with  the  filing  of the  Registration
Statement.

     We have examined the originals or copies, certified or otherwise identified to our  satisfaction,  of such  records of the Company and all such  agreements,
certificates   of  public   officials,   certificates   of   officers  or  other
representatives  of the  Company,  and such other  documents,  certificates  and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth  herein,  including (i) the Articles of Amendment and
Restatement  of the Articles of  Incorporation  of the Company,  as amended (the
"Articles  of  Incorporation"),  (ii) the  Amended and  Restated  By-Laws of the
Company,  as amended to the date hereof (the "By-Laws"),  (iii) certified copies of certain  resolutions  duly  adopted by the Board of Directors of the Company, and (iv) the Second Amended and Restated  Agreement of Limited  Partnership,  as
amended (the "Partnership  Agreement") of Home Properties,  L.P. (the "Operating
Partnership"). As to factual matters material to the opinions set forth below we have relied, without  investigation,  upon the representations and statements of the Company in the Registration Statement and in such certificates of government officials  and  officers  of the  Company as we have  deemed  necessary  for the purposes of the opinions expressed herein.

     The  opinions  stated  herein are limited to the federal laws of the United
States, the laws of the State of New York and the General Corporation Law of the
State of Maryland.

     Based upon and subject to the conditions and  limitations set forth herein, we are of the opinion that:

     When the Registration  Statement has become effective under the Act and the shares of  Common  Stock  have been  issued  in  exchange  for units of  limited partnership interest in the Operating Partnership as provided in the Partnership
Agreement,  the shares of Common Stock issued will be duly  authorized,  validly issued, fully paid and non-assessable.

     We hereby consent to the reference to us under the caption "LEGAL  MATTERS"
in the Registration  Statement,  and to the filing of this opinion as an Exhibit to the Registration Statement, without implying or admitting that we are experts within the meaning of the  Securities  Act of 1933, as amended,  with respect to any part of the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Nixon Peabody LLP